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                                                                   Exhibit 23(A)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement
No. 333-77523 on Form S-3, Registration Statement No. 333-92651 on
Form S-8, Registration Statement No. 333-130186 on Form S-4, Registration Statement No. 333-72160 on Form S-3/A, and Registration Statement
No. 333-135752 on Form S-3ASR, of our reports dated March 1, 2007, relating to the consolidated financial statements and financial statement schedules of Sierra Pacific Resources (which report expresses an unqualified opinion and includes and explanatory paragraph related to the adoption of Statement of Financial Accounting Standards No. 123(R) and the adoption of Statement of Financial Accounting Standards No. 158) and management's report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Sierra Pacific Resources for the year ended December 31, 2006.

Deloitte & Touche LLP
Reno, Nevada
March 1, 2007